UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2025

SPAR Group, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-27408	33-0684451
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1910 Opdyke Court, Auburn Hills, MI (Address of Principal Executive Offices)		48326 (Zip Code)

Registrant's telephone number, including area code: (248) 364-7727

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	SGRP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

SPAR Group, Inc. ("SGRP" or the "Corporation", and together with its subsidiaries, the "Company", "SPAR" or "SPAR Group") has listed its shares of common stock, par value $0.01 ("Common Stock") for trading through the Nasdaq Stock Market LLC ("Nasdaq") under the trading symbol "SGRP" and periodically files reports with the Securities and Exchange Commission ("SEC"). Reference is made to: (a) SGRP's Amended 2024 Annual Report on Form 10-K/A for the year ended December 31, 2024, as filed with the SEC on July 17, 2025 (the "2024 Annual Report"), and (b) SGRP's Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other reports and statements as and when filed with the SEC (together with the 2024 Annual Report, each an "SEC Report").

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Michael Matacunas Retirement

Reference is made to that certain transition agreement, dated August 25, 2025, between the Corporation and Michael R. Matacunas (the “Matacunas Transition Agreement”), which was previously disclosed on the Corporation’s Current Report on Form 8-K filed with the SEC on August 29, 2025. As previously contemplated and pursuant to the Matacunas Transition Agreement, effective as of October 3, 2025, Mr. Matacunas resigned as the Chief Executive Officer of the Corporation and member of the board of directors of the Corporation (the “Board”). Mr. Matacunas’ resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

William Linnane Appointment

Reference is made to that employment agreement, dated August 25, 2025, between the Corporation and William Linnane (the “Linnane Employment Agreement”), which was previously disclosed on the Corporation’s Current Report on Form 8-K filed with the SEC on August 29, 2025. As previously contemplated and pursuant to the Linnane Employment Agreement, effective as of October 3, 2025 and upon Mr. Matacunas’ resignation as the Chief Executive Officer of the Corporation, Mr. Linnane, age 51, was appointed by the Board to serve as the interim Chief Executive Officer of the Corporation until the Board appoints a successor Chief Executive Officer. Mr. Linnane will continue to serve as the President of the Corporation as previously contemplated pursuant to the Linnane Employment Agreement.

There are no arrangements or understandings between Mr. Linnane and any other persons pursuant to which he was selected as an officer of the Corporation. There are also no family relationships between Mr. Linnane and any director or executive officer of the Company, and Mr. Linnane does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Linnane’s compensation and biographical information has been previously disclosed on the Corporation’s Current Report on Form 8-K filed with the SEC on August 29, 2025, and the Corporation’s definitive proxy statement filed with the SEC on May 23, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SPAR Group, Inc. Date: October 9, 2025 By: /s/ Antonio Calisto Pato Antonio Calisto Pato, Chief Financial Officer, Treasurer and Secretary